EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-257384) on Form S-8 of our report dated April 11, 2022, with respect to the consolidated financial statements of Sprinklr, Inc.
/s/ KPMG LLP
New York, NY
April 11, 2022